                                                                   EXHIBIT 10.94

                          SALE AND PURCHASE AGREEMENT

                                     AMONG

                              SCANA CORPORATION,

                          SCANA COMMUNICATIONS, INC.,

                                      AND

                           ITC HOLDING COMPANY, INC.


                           Dated as of March 11, 1997


SECURITIES TRANSFERRED PURSUANT HERETO ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS

1. DEFINITIONS AND REFERENCES.................................................1
2. SALE AND PURCHASE OF ASSETS................................................2
     2.1. Asset Sale..........................................................2
     2.2. Purchase Price......................................................2
     2.3. No Assumption of Liabilities........................................2
3. ADDITIONAL AGREEMENTS......................................................3
     3.1. Initial Hart-Scott-Rodino Filing....................................3
     3.2. Restated Certificate of Incorporation and Certificate of
           Designation........................................................3
     3.3. Consents and Approvals..............................................3
     3.4. Notice of Developments..............................................4
     3.5. Registration Rights.................................................4
          3.5.1. Piggyback Registration Right.................................4
          3.5.2. ITC Obligations..............................................4
          3.5.3. SCANA Holders Obligations....................................5
          3.5.4. Indemnification by ITC.......................................5
          3.5.5. Indemnification by the SCANA Holders.........................6
          3.5.6. Indemnification Procedures...................................6
          3.5.7. Contribution in lieu of Indemnification......................7
          3.5.8. Limit on Indemnification.....................................8
     3.6. Allocation of Purchase Price........................................8
     3.7. Transfer Tax........................................................8
     3.8. Treatment of Shares as Equity.......................................8
     3.9. Resale Restrictions.................................................8
     3.10. ITC Stockholders' Meeting..........................................8
     3.11. Conduct of Business of ITC.........................................9
     3.12. Further Action.....................................................9
     3.13. Risk of Loss.......................................................9
     3.14. Hart-Scott-Rodino Filing Upon Conversion...........................10
     3.15. Subordination of Note..............................................10
     3.16. Release............................................................10
4. REPRESENTATIONS AND WARRANTIES OF SCANA AND SCANA COMMUNICATIONS...........11
     4.1. Organization and Standing...........................................11
     4.2. Authorization.......................................................11
     4.3. Binding Obligation..................................................11
     4.4. Restrictions and Consents...........................................12
     4.5. Absence of Violation................................................12
     4.6. Assets..............................................................12
          4.6.1. Title to the Assets..........................................12
          4.6.2. Condition of Tangible Assets.................................12

          4.6.3. Free Transferability.........................................13
     4.7. Litigation; Disputes................................................13
          4.7.1. No Litigation; Compliance with Law...........................13
          4.7.2. No Disputes..................................................13
     4.8. Disclosure..........................................................13
     4.9. Investment Purpose..................................................13
     4.10. Accredited Investor................................................13
     4.11. Access to Information..............................................14
     4.12. Brokers............................................................14
5. REPRESENTATIONS AND WARRANTIES OF ITC......................................14
     5.1. Organization and Standing...........................................14
     5.2. Authorization.......................................................14
     5.3. Binding Obligation..................................................15
     5.4. Restrictions and Consents...........................................15
     5.5. Capital Stock.......................................................15
     5.6. Absence of Violation................................................16
     5.7. Litigation; Disputes................................................16
          5.7.1. No Litigation; Compliance with Law...........................16
          5.7.2. No Disputes..................................................16
     5.8. Disclosure..........................................................16
          5.8.1. General......................................................16
          5.8.2. Financial Statements.........................................16
     5.9. No Undisclosed Liabilities..........................................17
     5.10. Conduct in the Ordinary Course.....................................17
     5.11. Brokers............................................................17
6. CONDITIONS TO CLOSING......................................................17
     6.1. Conditions to Obligations of SCANA and SCANA COMMUNICATIONS.........17
          6.1.1. Representations, Warranties, and Covenants...................17
          6.1.2. No Proceeding or Litigation..................................18
          6.1.3. Resolutions of ITC...........................................18
          6.1.4. Legal Opinion................................................18
          6.1.5. Consents and Approvals.......................................18
          6.1.6. ITC Stockholder Approval.....................................19
          6.1.7. Elimination of Guaranty Agreement............................19
          6.1.8. No Material Adverse Effect...................................19
     6.2. Conditions to Obligations of ITC....................................19
          6.2.1. Representations, Warranties, and Covenants...................19
          6.2.2. No Proceeding or Litigation..................................20
          6.2.3. Resolutions of SCANA COMMUNICATIONS..........................20
          6.2.4. Legal Opinion................................................20
          6.2.5. Consents and Approvals.......................................20
          6.2.6. ITC Stockholder Approval.....................................20
          6.2.7. Elimination of Guaranty Agreement............................21
          6.2.8. No Material Adverse Effect...................................21

7. SURVIVAL; INDEMNIFICATION..................................................21
     7.1. Survival of Representations and Warranties..........................21
     7.2. Indemnification.....................................................21
          7.2.1. Indemnification by SCANA and SCANA COMMUNICATIONS............21
          7.2.2. Indemnification by ITC.......................................22
          7.2.3. Contribution.................................................22
          7.2.4. Conditions of Indemnification................................22
          7.2.5. Limitations on Indemnification...............................23
8. TERMINATION AND WAIVER.....................................................23
     8.1. Termination.........................................................23
     8.2. Effect of Termination...............................................24
     8.3. Waiver..............................................................24
9. MISCELLANEOUS..............................................................25
     9.1. Expenses............................................................25
     9.2. Notices.............................................................25
     9.3. Public Announcements................................................26
     9.4. Headings............................................................26
     9.5. Severability........................................................26
     9.6. Entire Agreement....................................................27
     9.7. Assignment..........................................................27
     9.8. No Third Party Beneficiaries........................................27
     9.9. Amendment...........................................................27
     9.10. Governing Law......................................................27
     9.11. Counterparts.......................................................27
     9.12. Specific Performance...............................................27

                                   EXHIBITS



Exhibit Number     Section Number                      Exhibit

Exhibit 1                 1            Definitions
Exhibit 2              2.1; 2.3        Assets
Exhibit 3            2.2(a); 3.2       Restated Certificate of Incorporation and
                                       Preferred Stock Certificate of Designation
Exhibit 4               2.2(b)         Promissory Note
Exhibit 5                 3.6          Allocation of Purchase Price
Exhibit 6                 3.15         Subordination Agreement

                          SALE AND PURCHASE AGREEMENT

          THIS SALE AND PURCHASE AGREEMENT is entered into as of March 11, 1997 by and among SCANA Corporation, a South Carolina corporation ("SCANA"), SCANA COMMUNICATIONS, INC., A SOUTH CAROLINA CORPORATION AND WHOLLY OWNED SUBSIDIARY OF SCANA ("SCANA COMMUNICATIONS"), AND ITC HOLDING COMPANY, INC., A DELAWARE CORPORATION ("ITC").

          WHEREAS, SCANA COMMUNICATIONS OWNS, HOLDS, AND USES CERTAIN TANGIBLE AND INTANGIBLE ASSETS AND RIGHTS; AND

          WHEREAS, SCANA COMMUNICATIONS DESIRES TO SELL CERTAIN OF SUCH ASSETS TO ITC, AND ITC DESIRES TO PURCHASE SUCH ASSETS (INCLUDING, AMONG OTHER THINGS, SCANA COMMUNICATIONS' 64% PARTNERSHIP INTEREST IN GULF STATES FIBERNET, A GEORGIA GENERAL PARTNERSHIP ("GULF STATES")), FROM SCANA COMMUNICATIONS, ALL IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS HEREINAFTER SET FORTH; AND

          WHEREAS, GULFSTATES TRANSMISSION SYSTEMS, INC. ("GULFSTATES TRANSMISSIONS"), A WHOLLY OWNED SUBSIDIARY OF ITC, OWNS THE REMAINING OUTSTANDING PARTNERSHIP INTERESTS IN GULF STATES, AND THE PARTIES CONTEMPLATE THAT, AFTER THE CONSUMMATION OF THE SALE AND PURCHASE OF ASSETS CONTEMPLATED HEREBY, ITC SHALL CONTRIBUTE THE GULF STATES PARTNERSHIP INTEREST IT ACQUIRES PURSUANT HERETO TO GULFSTATES TRANSMISSIONS AND THAT, AS A CONSEQUENCE THEREOF, THE GULF STATES PARTNERSHIP SHALL DISSOLVE BY OPERATION OF LAW AND ALL OF ITS ASSETS AND OPERATIONS SHALL BECOME ASSETS AND OPERATIONS OF GULFSTATES TRANSMISSIONS;

          NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND OF THE MUTUAL COVENANTS AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.  DEFINITIONS AND REFERENCES.

          Unless the context otherwise requires, the capitalized terms used herein shall have the respective meanings specified in Exhibit 1 for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined). All references to clauses, Sections, Exhibits and Schedules are to clauses and Sections of, and Exhibits and Schedules to, this Agreement.

2.  SALE AND PURCHASE OF ASSETS.

    2.1.  Asset Sale.

          In reliance upon the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, at the Closing SCANA COMMUNICATIONS shall sell, assign, transfer, convey and deliver to ITC, and ITC shall purchase from SCANA COMMUNICATIONS, the tangible and intangible assets specified on Exhibit 2 hereto (the "Assets").

    2.2.  Purchase Price.

          For and in consideration of the conveyances and assignment described herein, ITC agrees to pay to SCANA COMMUNICATIONS, and SCANA COMMUNICATIONS agrees to accept from ITC, the purchase price (the "Purchase Price") specified in this Section 2.2, which shall be allocated among the Assets in accordance with Section 3.6. The Purchase Price shall consist of the consideration specified in, and shall be payable as set forth below in, Sections 2.2(a), (b), and (c):

          (a) at the Closing ITC shall issue and deliver to SCANA COMMUNICATIONS stock certificates evidencing Five Hundred Eighty-eight Thousand, Four Hundred Eleven (588,411) shares (the "Shares") of a new series of convertible preferred stock of ITC designated Series A Convertible Preferred Stock (the "Preferred Stock"), par value $0.01 per share, the terms of which Preferred Stock are set forth in Exhibit 3 hereto; and

          (b) at the Closing, ITC shall deliver to SCANA COMMUNICATIONS a promissory note (the "Note") in the principal amount of Nine Million, Nine Hundred Sixty-four Thousand, Ninety-one Dollars ($9,964,091.00), substantially in the form set forth in Exhibit 4 hereto; and

          (c) no later than April 30, 1998, ITC shall deliver to SCANA COMMUNICATIONS stock certificates evidencing that number of shares, rounded to the nearest whole share (the "Additional Shares"), of Preferred Stock that in aggregate value (valued on a per-share basis for this purpose at the Current Market Price per share of ITC's Common Stock) is equal to 35.7% of the product of (a) 64%, multiplied times (b)(i) six (6), multiplied times (ii) the amount (if any) by which (A) the earnings before interest, taxes, depreciation and amortization (as each such term is defined by U.S. GAAP) of the assets and operations of Gulf States as of the Closing (regardless of whether such assets and operations, or any portion thereof, continue to be held by Gulf States for the applicable period) for the fiscal year ended December 31, 1997 exceeds (B) Eleven Million, Two Hundred Sixty-five Thousand, Six Hundred Ninety-six Dollars ($11,265,696.00) (the "Earn Out").

    2.3.  No Assumption of Liabilities.

          ITC shall not assume or be deemed to assume any debts, Liabilities or obligations of SCANA or SCANA COMMUNICATIONS other than such Liabilities or obligations as

SCANA COMMUNICATIONS may have as a general partner of Gulf States (other than those incurred by SCANA COMMUNICATIONS as a general partner of Gulf States without the knowledge of Gulf States Transmission Systems, Inc., a wholly owned subsidiary of ITC and the managing partner of Gulf States), which liabilities and obligations shall at Closing be expressly assumed by ITC, and such liabilities and obligations as ITC is assuming pursuant to the terms of this Agreement under the contracts comprising a part of the Assets described in
Exhibit 2.

3.  ADDITIONAL AGREEMENTS.

          ITC, SCANA, and SCANA COMMUNICATIONS hereby covenant and agree with each other as follows:

    3.1.  Initial Hart-Scott-Rodino Filing.

          As promptly as practicable following the execution of this Agreement, SCANA, SCANA COMMUNICATIONS, and ITC shall complete any filing that may be required pursuant to Hart-Scott-Rodino in connection with the sale and purchase contemplated hereby, or such parties shall mutually agree that no such filing is required. SCANA, SCANA COMMUNICATIONS, and ITC shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with the requirements of such Act. ITC shall pay any filing fee required pursuant to Hart-Scott-Rodino in connection with the sale and purchase contemplated hereby.

    3.2.  Restated Certificate of Incorporation and Certificate of Designation.

          ITC covenants and agrees that, as promptly as practicable after the stockholder approval referred to in Section 3.10 is obtained and, in any event, prior to the Closing, ITC will file the Restated Certificate of Incorporation and Certificate of Designation, substantially in the forms set forth in Exhibit 3 with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

    3.3.  Consents and Approvals.

          ITC, SCANA, and SCANA COMMUNICATIONS shall take, and each shall cause each of its respective Subsidiaries to take, all measures reasonably necessary or advisable to secure any consents, authorizations, and approvals of Governmental Authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable Law of the United States or any of country, state or other jurisdiction or by any agreement of any kind whatsoever to which ITC, SCANA, or SCANA COMMUNICATIONS is a party or by which ITC, SCANA, or SCANA COMMUNICATIONS is bound.

    3.4.  Notice of Developments.

          (a) Prior to the Closing, SCANA COMMUNICATIONS shall promptly notify ITC in writing of any events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could reasonably be expected to result in any breach of a representation or warranty or covenant of SCANA COMMUNICATIONS in this Agreement or that could reasonably be expected to have the effect of making any representation or warranty of SCANA or SCANA COMMUNICATIONS in this Agreement untrue or incorrect in any respect.

          (b) Prior to the Closing, ITC shall promptly notify SCANA and SCANA COMMUNICATIONS in writing of (i) any events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could reasonably be expected to result in any breach of a representation or warranty or covenant of ITC in this Agreement or that could reasonably be expected to have the effect of making any representation or warranty of ITC in this Agreement untrue or incorrect in any respect, and (ii) all other developments material to ITC and its subsidiaries, taken as a whole, affecting the assets, Liabilities, business, financial condition, operations, results of operations or prospects of ITC and its subsidiaries, taken as a whole.

    3.5.  Registration Rights.

          3.5.1.  Piggyback Registration Right.

          At any time after the Closing, if ITC proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission)) or (ii) for the account of any holders of its securities (including pursuant to a demand registration), then ITC shall give written notice of such proposed filing to all SCANA Holders (as defined below) as soon as practicable (but in any event not less than five business days before the anticipated filing date), and such notice shall offer the SCANA Holders the opportunity to register such number of Shares or Additional Shares (collectively, "Securities") as the SCANA Holders request. Such registration shall be on the same terms and conditions as the registration of ITC's or such other holders' securities (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to ITC that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of Securities to be registered by the SCANA Holders shall be reduced, pro rata on the basis of the number of Securities requested to be included by each such SCANA Holder, prior to any reduction in the number of Securities originally requested by them; provided, however, that ITC must provide prompt written notice of such written
--------  -------
opinion to the SCANA Holders participating in such registration. For purposes of this Section 3.5, "SCANA Holder" shall mean SCANA COMMUNICATIONS, SCANA AND ANY WHOLLY OWNED SUBSIDIARY OF SCANA, SO LONG AS SUCH ENTITY IS A HOLDER OF SECURITIES.

          3.5.2.  ITC Obligations.

          In connection with any offering of shares of Securities registered pursuant to this Section 3.5, ITC (i) shall furnish to the participating SCANA Holders such number of copies of any prospectus (including any preliminary prospectus) as they may reasonably request in order to effect the offering and sale of the Securities to be offered and sold, but only while ITC shall be required under the provisions hereof to cause the registration statement to remain current, and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as such SCANA Holders shall reasonably request; provided, however, that ITC shall not be
                                        --------  -------
obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction which it shall not then be qualified or to file any general consent service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, ITC shall enter into an underwriting agreement with a managing underwriter or underwriters selected by SCANA Holders holding 70% of the Securities requested to be included in such registration (which underwriter or underwriters are reasonably satisfactory to ITC) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or
                         --------  -------
underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Securities sold in accordance with the terms of this Agreement. In connection with any offering of Securities registered pursuant to this Section 3.5, ITC shall (x) furnish to the underwriter, at ITC's expense, unlegended certificates representing ownership of the Securities being sold in such denominations as reasonably requested and (y) instruct any transfer agent and registrar of the Securities to release any stop transfer orders with respect to such Securities. Upon any registration becoming effective pursuant to this Section 3.5, ITC shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Securities; provided, however, that such period need
                                       --------  -------
not exceed three months.

          3.5.3.  SCANA Holders Obligations.

          The SCANA Holders participating in such registration shall pay all underwriting discounts and commissions related to shares of Securities being sold by such SCANA Holders and the fees and disbursements of counsel and other advisors to such SCANA Holders. All other fees and expenses in connection with the Piggyback Registration, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, fees and disbursements of ITC's counsel and accountants (including the expenses of "cold comfort" letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers in secondary offerings shall be paid by ITC.

          3.5.4.  Indemnification by ITC.

          In the case of any offering registered pursuant to this Section 3.5, ITC agrees to indemnify and hold each SCANA Holder, each underwriter of Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act and the directors and officers of each SCANA Holder, harmless against any and all losses, claims, damages, liabilities or action to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if ITC shall have filed with the Securities and Exchange Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if ITC shall have filed with the Securities and Exchange Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained
                --------  -------
in this Section 3.5.4 shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Securities by any SCANA Holder if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission made in reliance upon and in conformity with information furnished in writing to ITC by such SCANA Holder or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

          3.5.5.  Indemnification by the SCANA Holders.

          In the case of each offering registered pursuant to this Section 3.5, each SCANA Holder and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in Section 3.5.4, severally to indemnify and hold harmless ITC and each person, if any, who controls ITC within the meaning of Section 15 of the Securities Act, and the directors and officers of ITC, and in the case of each such underwriter, each such SCANA Holder, each person, if any, who controls each such SCANA Holder within the meaning of the Securities Act and the directors, officers and partners of each such SCANA Holder, with respect to any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to ITC by such SCANA Holder or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

          3.5.6.  Indemnification Procedures.

          Each party indemnified under Section 3.5.4 or 3.5.5 shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in Section
3.5.4 or 3.5.5, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 3.5.4 or 3.5.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if there exists or is reasonably likely to exist a
--------  -------
conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified parry and the indemnifying party then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. No such third party claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other, which consent shall not be unreasonably withheld.

          3.5.7.  Contribution in lieu of Indemnification.

          If the indemnification provided for under Section 3.5.4 or 3.5.5 shall for any reason be held by a court to be unavailable to an indemnified party under Section 3.5.4 or 3.5.5 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof then each applicable indemnifying party, in lieu of the amount paid or payable under Section 3.5.4 or 3.5.5 to such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by ITC, on the one hand, and the SCANA Holders, on the other hand, from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          3.5.8.  Limit on Indemnification.

          Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in
Section 3.5.4 or 3.5.5 shall be an amount equal to the Purchase Price.

    3.6.  Allocation of Purchase Price.

          SCANA, SCANA COMMUNICATIONS and ITC each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the Assets as set forth in Exhibit 5 hereto. SCANA, SCANA COMMUNICATIONS and ITC agree, pursuant to Section 1060 of the Code, that the Purchase Price shall be allocated in accordance with this Section 3.6, and that all income tax returns and reports shall be filed consistent with such allocation.

    3.7.  Transfer Tax.

          SCANA COMMUNICATIONS shall take all action necessary or appropriate to provide for the payment of applicable state sales, transfer, or use taxes in connection with the transactions contemplated by this Agreement.

    3.8.  Treatment of Shares as Equity.

          ITC covenants and agrees that it will treat the Shares and any Additional Shares as equity, and not as debt, for accounting and tax purposes and further covenants and agrees that it will not take any action or position that is inconsistent with such treatment.

    3.9.  Resale Restrictions.

          SCANA COMMUNICATIONS acknowledges that the Shares and any Additional Shares, and the shares of Common Stock into which such Shares and Additional Shares are convertible, have not been registered under the Securities Act or any state securities law, and hereby agrees not to offer, sell, or otherwise transfer, pledge, or hypothecate such Shares or Additional Shares unless and until they are registered under the Securities Act and any applicable state securities law or unless such offer, sale, transfer, pledge, or hypothecation is exempt from registration or is otherwise in compliance with the Securities Act and such laws.

    3.10. ITC Stockholders' Meeting.

          ITC shall call and hold a meeting of its stockholders as promptly as practicable after the execution of this Agreement to consider and vote upon (i) a proposal to increase the authorized number of shares of Common Stock, and (ii) a proposal to authorize the Preferred Stock and to approve the issuance and terms of the Shares and the Additional Shares. The Board of Directors of ITC shall recommend approval of such matters, and ITC shall take all lawful action to solicit such approval.

    3.11. Conduct of Business of ITC.

          ITC shall not, prior to the Closing, take or permit to be taken any action (i) that would result in an adjustment to the Conversion Price (as defined in the Certificate of Designation) pursuant to Section 6.4 of the Certificate of Designation if the Shares or Additional Shares were issued and outstanding at the time of such action; or (ii) in respect of which holders of Shares would be entitled to vote pursuant to Section 6.4 of the Certificate of Designation if the Shares were outstanding at the time of such action.

    3.12. Further Action.

          Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper, or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

    3.13. Risk of Loss.

          The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon SCANA COMMUNICATIONS. In the event of such loss or damage prior to the Closing Date, SCANA COMMUNICATIONS shall have the option either (i) to take commercially reasonable prompt steps to restore, replace, or repair the damaged Assets to their previous condition at SCANA COMMUNICATIONS' sole cost and expense or (ii) to decline to take such steps. In either case SCANA COMMUNICATIONS shall give prompt written notice of its election to ITC. In the event that SCANA COMMUNICATIONS provides notice to ITC of its intent not to cause the damaged Assets to be restored, replaced or repaired, then, ITC shall, at ITC's option, either:

          (a) proceed with the Closing and receive at Closing, any third party insurance proceeds to which SCANA COMMUNICATIONS otherwise would be entitled with respect to such loss or damage; or

          (b) terminate this Agreement by written notice to SCANA
COMMUNICATIONS, whereupon no party to this Agreement shall have any liability to any other party to this Agreement, and this Agreement in its entirety, except for the provisions set forth in Section 9.1 (which shall survive such termination), shall be deemed null, void, and of no further force and effect.

In the event SCANA COMMUNICATIONS elects to cause the damaged Assets to be restored, replaced or repaired in accordance with this Section 3.13, and such loss or damage shall not be restored, replaced or repaired as of the Closing Date, ITC shall at its option either (i) defer the Closing Date until such restorations, replacements or repairs are made or terminate this Agreement by written notice to SCANA COMMUNICATIONS, whereupon no party to this Agreement shall have any liability to any other party to this Agreement, and this Agreement in its entirety, except for the provisions set forth in Section 9.1 (which shall survive such termination), shall be deemed null, void, and of no further force and effect.

    3.14. Hart-Scott-Rodino Filing Upon Conversion.

          Each party hereto agrees to make any appropriate filing that may be required pursuant to Hart-Scott-Rodino with respect to the conversion of the Shares and/or any Additional Shares at such times as SCANA COMMUNICATIONS may reasonably request and to supply as promptly as practicable to the appropriate governmental authorities any additional information that may be requested pursuant to the Hart-Scott-Rodino, and SCANA COMMUNICATIONS shall pay all filing fees that may be required pursuant thereto.

    3.15. Subordination of Note

          Each party hereto agrees that the Note shall be subordinated in right of payment and otherwise, to the extent and in the manner provided in the Subordination Agreement, substantially in the form set forth in Exhibit 6 (the "Subordination Agreement"), to the payment in full of all of ITC's obligations under the Credit Agreement dated January 29, 1996 by and among ITC and certain subsidiaries of ITC, as borrowers, First Union National Bank of North Carolina, as Administrative Agent, CoBank, ACB, as Documentation Agent, and the Lenders identified therein, together with all amendments and other modifications, if any, from time to time made thereto (the "Credit Agreement") and under the Loan Documents (as defined in the Credit Agreement).

    3.16. Release

          ITC agrees to use its commercially reasonable best efforts to obtain, prior to the Closing, the release (the "Release"), in a form reasonably satisfactory to SCANA COMMUNICATIONS, of SCANA COMMUNICATIONS from that certain Revised and Restated Fiber Optic Facilities and Services Agreement dated June 9, 1995 by and among MPX Systems, Inc. (now known as SCANA Communications, Inc.) and Southern Development and Investment Group, Inc., on behalf of and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc. (the "SES Agreement"), which Release shall be effective as of the time of the Closing. In the event that ITC fails to obtain the Release as described in the preceding sentence, ITC shall indemnify and hold harmless SCANA COMMUNICATIONS for any and all Losses actually suffered or incurred by SCANA COMMUNICATIONS to the extent any such Loss is asserted against, results from, is imposed upon or is incurred by SCANA COMMUNICATIONS, directly or indirectly, pursuant to or in connection with the SES Agreement with respect to the period from and after the time of the Closing.

4.  REPRESENTATIONS AND WARRANTIES OF SCANA AND SCANA COMMUNICATIONS.

          SCANA and SCANA COMMUNICATIONS jointly and severally represent and warrant to ITC as follows (SCANA and SCANA COMMUNICATIONS acknowledging that disclosure with respect to a Section of this Agreement contained in an Exhibit or Schedule attached hereto shall require a specific reference in such Exhibit or Schedule to the Section of this Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which a specific reference is not so made):

    4.1.  Organization and Standing.

          Each of SCANA and SCANA COMMUNICATIONS is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, and each such corporation has the full and unrestricted corporate power and authority to own, operate, lease and otherwise to hold the Assets, to execute, deliver, and perform this Agreement, and to carry out the transactions contemplated hereby. Each of SCANA and SCANA COMMUNICATIONS is licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a Material Adverse Effect with respect to SCANA and its Subsidiaries (taken as a whole), SCANA COMMUNICATIONS, OR THE ASSETS.

    4.2.  Authorization.

          The execution, delivery and performance by SCANA and SCANA COMMUNICATIONS of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by SCANA and SCANA COMMUNICATIONS of the transactions contemplated hereby, do not and will not, except as set forth in Exhibit 4.2: (a) violate, conflict with, or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of such corporation; (b) violate or conflict with (or cause an event that could have a Material Adverse Effect as a result of) any Law or Governmental Order having applicability to SCANA or SCANA COMMUNICATIONS or any of the Assets which violation or conflict may have a Material Adverse Effect on SCANA and its Subsidiaries (taken as a whole), SCANA COMMUNICATIONS OR ANY OF THE ASSETS; (C) CONFLICT WITH, RESULT IN ANY BREACH OF, OR CONSTITUTE A DEFAULT UNDER, ANY MATERIAL AGREEMENT TO WHICH SCANA OR SCANA COMMUNICATIONS IS A PARTY OR BY WHICH IT OR ANY OF THE ASSETS MAY BE BOUND; OR
(D) RESULT IN OR REQUIRE THE CREATION OR IMPOSITION OF OR RESULT IN THE ACCELERATION OF ANY INDEBTEDNESS, OR OF ANY ENCUMBRANCE OF ANY NATURE UPON, OR WITH RESPECT TO, SCANA, SCANA COMMUNICATIONS, OR ANY OF THE ASSETS.

    4.3.  Binding Obligation.

          This Agreement has been duly executed and delivered by each of SCANA and SCANA COMMUNICATIONS, and (assuming due authorization, execution, and delivery by

ITC) this Agreement constitutes a valid and binding obligation of each of SCANA and SCANA COMMUNICATIONS, enforceable against each of SCANA and SCANA COMMUNICATIONS in accordance with its terms.

    4.4.  Restrictions and Consents.

          Except as set forth on Schedule 4.4, there are no agreements, Laws or other restrictions of any kind to which SCANA or SCANA COMMUNICATIONS or any Asset is party or subject that would prevent or restrict, or require consent of a third party with respect to, the execution, delivery, or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of ITC, SCANA, or SCANA COMMUNICATIONS as a result of the execution, delivery, or performance of this Agreement.

    4.5.  Absence of Violation.

          Neither SCANA nor SCANA COMMUNICATIONS is in violation of or default under, nor has either such corporation breached in any material respect, any material term or provision of its articles of incorporation or by-laws or any agreement or restriction to which such corporation is a party or by which such corporation or any Asset is bound or affected, except as set forth in Exhibit
4.5. Each of SCANA and SCANA COMMUNICATIONS has complied and is in compliance in all material respects with all applicable Laws and Governmental Orders, except as set forth in Exhibit 4.5.

    4.6.  Assets.

          4.6.1.  Title to the Assets.

          Except as set forth on Schedule 4.6.1, SCANA COMMUNICATIONS is the sole and exclusive legal and equitable owner of, and has, good, marketable, and insurable (at standard rates) title to, the Assets free and clear of any Encumbrances. Pursuant to this Agreement, ITC is acquiring good, marketable and, as to those Assets title to which is commonly insurable, insurable (at standard rates) title to, and all right, title and interest in, the Assets, free and clear of all Encumbrances, except as set forth on Schedule 4.6.1.

          4.6.2.  Condition of Tangible Assets.

          The tangible Assets are in good operating condition and repair (reasonable wear and tear excepted), to the best knowledge and belief of SCANA and SCANA COMMUNICATIONS are free of defects, latent or patent, and are, to the best knowledge and belief of SCANA and SCANA COMMUNICATIONS, suitable, adequate and fit for the uses for which they are intended or are being used.

          4.6.3.  Free Transferability.

          Except as set forth in Schedule 4.6.3, all of the Assets being sold hereunder are transferable by SCANA COMMUNICATIONS by SCANA COMMUNICATIONS' sole act and deed, and no consent (other than valid consents that have already been obtained) on the part of any other person is necessary to validate, or otherwise with respect to, the transfer to ITC.

    4.7.  Litigation; Disputes.

          4.7.1.  No Litigation; Compliance with Law.

          Except as set forth on Schedule 4.7.1, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, affecting or involving SCANA, SCANA COMMUNICATIONS, any of the Assets, or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign. Neither SCANA nor SCANA COMMUNICATIONS is operating under, subject to, or in default with respect to any order, award, writ, injunction, decree, or judgment of any court, arbitrator, or governmental authority which may adversely affect in any material respect the transactions contemplated by this Agreement, the Assets or ITC's use or operation of the Assets.

          4.7.2.  No Disputes.

          Neither SCANA nor SCANA COMMUNICATIONS knows of any actual or alleged basis for, nor does either such corporation reasonably anticipate, and neither such corporation is currently involved in, any dispute that might reasonably be expected to affect adversely in any material respect any of the Assets or the transactions contemplated by this Agreement.

    4.8.  Disclosure.

          Neither SCANA nor SCANA COMMUNICATIONS is aware of any facts pertaining to SCANA, SCANA COMMUNICATIONS, or any of the Assets that could have a Material Adverse Effect with respect to the Assets or the transactions contemplated by this Agreement and that have not been disclosed to ITC (in this Agreement or otherwise).

    4.9.  Investment Purpose.

          SCANA COMMUNICATIONS is acquiring the Shares and any Additional Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

    4.10. Accredited Investor.

          SCANA COMMUNICATIONS is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

     4.11. Access to Information.

           SCANA and SCANA COMMUNICATIONS hereby acknowledge that they have had the opportunity to ask questions of the officers of ITC concerning ITC and an investment in the Shares and Additional Shares. ITC has made available to SCANA and SCANA COMMUNICATIONS all documents that SCANA and SCANA COMMUNICATIONS have requested and has provided answers to all of such questions. SCANA and SCANA COMMUNICATIONS understand and acknowledge that ITC cannot provide assurances with respect to any projections or predictions as to the future business or financial performance of ITC or any of its Subsidiaries.

     4.12. Brokers.

           No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCANA or SCANA COMMUNICATIONS.

5.   REPRESENTATIONS AND WARRANTIES OF ITC.

           ITC hereby represents and warrants to SCANA and SCANA COMMUNICATIONS as follows (ITC acknowledging that disclosure with respect to a Section of this Agreement contained in an Exhibit or Schedule attached hereto shall require a specific reference in such Exhibit or Schedule to the Section of this Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which a specific reference is not so made):

     5.1.  Organization and Standing.

           ITC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and unrestricted corporate power and authority to own, operate, lease, and otherwise to hold its assets, to execute, deliver, and perform this Agreement, and to carry out the transactions contemplated hereby. ITC is licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where failure to be so licensed or qualified would not have a Material Adverse Effect with respect to ITC and its Subsidiaries (taken as a whole).

     5.2.  Authorization.

           The execution, delivery and performance by ITC of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by ITC of the transactions contemplated hereby, do not and will not: (a) violate, conflict with, or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of ITC; (b) violate or conflict with (or cause an event that could have a Material Adverse Effect as a result of) any Law or Governmental Order having applicability to ITC or any of its assets which violation or conflict may have a Material Adverse

Effect on ITC and its Subsidiaries (taken as a whole); or (c) conflict with, result in any breach of, or constitute a default under, any agreement to which ITC is a party or by which it or any of the Assets may be bound.

     5.3.  Binding Obligation.

           This Agreement has been duly executed and delivered by ITC, and (assuming due authorization, execution, and delivery by SCANA and SCANA COMMUNICATIONS) this Agreement constitutes a valid and binding obligation of ITC, enforceable against ITC in accordance with its terms.

     5.4.  Restrictions and Consents.

           Except as set forth on Schedule 5, there are no agreements, Laws, or other restrictions of any kind to which ITC is party or subject that would prevent or restrict, or require consent of a third party with respect to, the execution, delivery, or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of ITC, SCANA, or SCANA COMMUNICATIONS as a result of the execution, delivery, or performance of this Agreement.

     5.5.  Capital Stock.

           The authorized capital stock of ITC consists of 10,000,000 shares of Common Stock. By the Closing Date, ITC will increase its authorized capital stock to consist of 15,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. As of the date hereof, (i) 8,469,326.30 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid, and nonassessable, and (ii) no shares of Preferred Stock are issued and outstanding. None of the issued and outstanding shares of Common Stock were issued in violation of any preemptive rights. Except as disclosed in Schedule 5, there are no options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character to which ITC is a party relating to the issuance or sale of capital stock of ITC or obligating ITC to issue or sell any shares of capital stock of, or any other equity interest in, ITC. Except as disclosed in Schedule 5, there are no outstanding contractual obligations of ITC to repurchase, redeem, or otherwise acquire any shares of Common Stock. Upon issuance of the Shares and any Additional Shares to SCANA COMMUNICATIONS and payment therefor pursuant to this Agreement and the Certificate of Designation, the Shares and Additional Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. By the Closing Date, at least 1,000,000 shares of Common Stock will be duly authorized and reserved for issuance upon conversion of the Shares and Additional Shares, and, upon such issuance in accordance with the terms of this Agreement and the Certificate of Designation, such shares of Common Stock will be validly issued, fully paid and nonassessable, and free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, including the issuance of the Shares and any Additional Shares and registration thereof in the name of SCANA COMMUNICATIONS in the stock records of ITC, SCANA COMMUNICATIONS will own the Shares and any such Additional Shares free and clear of all Encumbrances, other than

Encumbrances resulting from any action, or failure to take action, by SCANA or SCANA COMMUNICATIONS.

     5.6.  Absence of Violation.

           ITC is not in violation of or default under, nor has it breached in any material respect, any material term or provision of its certificate of incorporation or by-laws or any agreement or restriction to which ITC is a party or by which ITC is bound or affected. ITC has complied and is in compliance in all material respects with all applicable Laws and Governmental Orders.

     5.7.  Litigation; Disputes.

           5.7.1.  No Litigation; Compliance with Law.

           Except as disclosed in Schedule 5, there are no actions, suits, claims, arbitrations, proceedings, or investigations pending, threatened, or reasonably anticipated against, affecting, or involving ITC or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator, or governmental authority, domestic or foreign. ITC is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree, or judgment of any court, arbitrator or governmental authority which may adversely affect in any material respect the transactions contemplated by this Agreement or any of its assets.

           5.7.2.  No Disputes.

           ITC does not know of any actual or alleged basis for, does not reasonably anticipate, and is not currently involved in, any dispute that might reasonably be expected to affect adversely in any material respect any of its assets or the transactions contemplated by this Agreement.

     5.8.  Disclosure.

           5.8.1. General.

           ITC is not aware of any facts pertaining to ITC or any of its Assets that could have a Material Adverse Effect with respect to ITC and its Subsidiaries (taken as a whole) or the transactions contemplated by this Agreement and that have not been disclosed to SCANA COMMUNICATIONS (in this Agreement or otherwise).

           5.8.2. Financial Statements.

           The financial statements (including, in each case, any notes thereto) as of December 31, 1996 delivered to SCANA and SCANA COMMUNICATIONS were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of ITC and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, which were not and are not expected, individually or in the aggregate, to be material in amount).

     5.9.  No Undisclosed Liabilities.

           There are no Liabilities of ITC or any consolidated Subsidiary thereof, other than Liabilities (i) as disclosed in Schedule 5, (ii) not required to be reflected in a consolidated balance sheet of ITC and its Subsidiaries or in the notes thereto prepared in accordance with U.S. GAAP, or
(iii) incurred since December 31, 1996 in the ordinary course of business and which, individually and in the aggregate, are not material to ITC and its Subsidiaries (taken as a whole).

     5.10. Conduct in the Ordinary Course.

           Since December 31, 1996, except as disclosed in Schedule 5 or as contemplated by this Agreement, the businesses of ITC and its Subsidiaries have been conducted in the ordinary course, and ITC has not suffered any Material Adverse Effect.

     5.11. Brokers.

           No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ITC.

6.   CONDITIONS TO CLOSING.

     6.1.  Conditions to Obligations of SCANA and SCANA COMMUNICATIONS.

           The obligations of SCANA and SCANA COMMUNICATIONS to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by SCANA and SCANA COMMUNICATIONS, in their sole discretion), at or prior to the Closing, of each of the following conditions:

           6.1.1. Representations, Warranties, and Covenants.

           The representations and warranties of ITC in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.1.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by ITC at or before the Closing shall have been complied with in all material respects, and SCANA and SCANA COMMUNICATIONS shall have received a certificate from ITC to such effect signed by a duly authorized officer thereof.

           6.1.2. No Proceeding or Litigation.

           No Action shall have been commenced by or before any Governmental Authority against SCANA, SCANA COMMUNICATIONS, or ITC, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement that, in the reasonable good faith determination of SCANA and SCANA COMMUNICATIONS, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.1.2 shall not apply if either SCANA or SCANA COMMUNICATIONS has directly or indirectly solicited or encouraged any such Action.

           6.1.3. Resolutions of ITC.

           SCANA and SCANA COMMUNICATIONS shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of ITC, of the resolutions duly and validly adopted by the Board of Directors of ITC evidencing its authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

           6.1.4. Legal Opinion.

           SCANA and SCANA COMMUNICATIONS shall have received from Kimberley E. Thompson, Vice President and General Counsel of ITC, a legal opinion, addressed to SCANA and SCANA COMMUNICATIONS and dated the Closing Date, in form and substance reasonably satisfactory to SCANA and SCANA COMMUNICATIONS, as to (i) the due authorization, execution, and delivery by ITC of this Agreement, (ii) the Shares being duly authorized, validly issued, fully paid and nonassessable, free and clear of preemptive rights and, to her knowledge, free and clear of adverse claims, and (iii) the incorporation and valid existence of ITC under the laws of Delaware.

           6.1.5. Consents and Approvals.

           ITC, SCANA, and SCANA COMMUNICATIONS shall have received, each in form and substance reasonably satisfactory to SCANA and SCANA COMMUNICATIONS, all authorizations, consents, orders, and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the transactions contemplated by this Agreement, and SCANA Communications shall have been released (or shall be released effective as of the time of the Closing) from its obligations under (i) the Network Operating Agreement among Gulf States, Trinet, Inc., Hart Communications, Inc. and MPX Systems, Inc. (now known as SCANA Communications, Inc.), (ii) the Telecommunications System Capacity Agreement dated as of July 25, 1995 among MPX Systems, Inc., Gulf States Transmission Systems, Inc. and Gulf States, (iii) the Agreement for

Provision of Fiber Optic Services and Facilities effective as of April 21, 1996 between SouthernNet, Inc. and MPX Systems, Inc., as amended and (iv) the Interconnect Agreement effective as of May 13, 1994 between MCI
Telecommunications Corporation and MPX Systems, Inc.

           6.1.6. ITC Stockholder Approval.

           The stockholders of ITC shall have approved (i) the increase in the authorized number of shares of Common Stock, and (ii) the authorization of the Preferred Stock and the issuance and terms of the Shares and the Additional Shares.

           6.1.7. Elimination of Guaranty Agreement.

           ITC and Gulf States shall have refinanced or eliminated the Gulf States credit facility so that the Guaranty Agreement, dated as of July 25, 1995 from SCANA to NationsBank, N.A. (Carolinas) and SCANA to Gulf States, the Guaranty Agreements dated as of June 25, 1995 from SCANA Communications to Gulf States and the Pledge and Security Agreement dated as of July 25, 1995 from SCANA Communications to NationsBank, N.A. (Carolinas) shall have terminated (or shall terminate effective as of the time of the Closing).

           6.1.8. No Material Adverse Effect.

           No event or events shall have occurred since the date of this Agreement that, individually or in the aggregate, have, or reasonably would be expected to have, a Material Adverse Effect with respect to ITC and its Subsidiaries (taken as a whole).

     6.2.  Conditions to Obligations of ITC.

           The obligations of ITC to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by ITC, in its sole discretion), at or prior to the Closing, of each of the following conditions:

           6.2.1. Representations, Warranties, and Covenants.

           The representations and warranties of each of SCANA and SCANA COMMUNICATIONS in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.2.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by SCANA and/or SCANA COMMUNICATIONS at or before the Closing shall have been complied with in all material respects, and ITC shall have received a certificate from each of SCANA and SCANA COMMUNICATIONS to such effect signed by a duly authorized officer thereof.

           6.2.2. No Proceeding or Litigation.

           No Action shall have been commenced by or before any Governmental Authority against SCANA, SCANA COMMUNICATIONS, or ITC, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement that, in the reasonable good faith determination of ITC, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.2.2 shall not apply if ITC has directly or indirectly solicited or encouraged any such Action.

           6.2.3. Resolutions of SCANA COMMUNICATIONS.

           ITC shall have received true and complete copies, certified by the Secretary or an Assistant Secretary of each of SCANA and SCANA COMMUNICATIONS, of the resolutions duly and validly adopted by the Board of Directors of each of SCANA and SCANA COMMUNICATIONS evidencing such Board's authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

           6.2.4. Legal Opinion.

           ITC shall have received from McNair Law Firm, P.A., counsel to SCANA and SCANA COMMUNICATIONS, a legal opinion, addressed to ITC and dated the Closing Date, in form and substance reasonably satisfactory to ITC, as to (i) the due authorization, execution, and delivery by SCANA and SCANA COMMUNICATIONS of this Agreement and (ii) the incorporation and valid existence of SCANA and SCANA COMMUNICATIONS under the laws of South Carolina.

           6.2.5. Consents and Approvals.

           ITC, SCANA, and SCANA COMMUNICATIONS shall have received, each in form and substance reasonably satisfactory to ITC, all authorizations, consents, orders, and approvals of all Governmental Authorities and officials and all third party consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

           6.2.6. ITC Stockholder Approval.

           The stockholders of ITC shall have approved (i) the increase in the authorized number of shares of Common Stock, and (ii) the authorization of the Preferred Stock and the issuance and terms of the Shares and the Additional Shares.

           6.2.7. Elimination of Guaranty Agreement.

           ITC and Gulf States shall have refinanced or eliminated the Gulf States credit facility so that the Guaranty Agreement, dated as of July 25, 1995, pursuant to which SCANA has guaranteed the obligations of SCANA COMMUNICATIONS UNDER ITS TELECOMMUNICATIONS SYSTEM CAPACITY AGREEMENT (WHICH AGREEMENT ALSO IS DATED AS OF JULY 25, 1995) SHALL HAVE TERMINATED (OR SHALL TERMINATE EFFECTIVE AS OF THE TIME OF THE CLOSING).

           6.2.8. No Material Adverse Effect.

           No event or events shall have occurred since the date of this Agreement that, individually or in the aggregate, have, or reasonably would be expected to have, a Material Adverse Effect with respect to SCANA, SCANA COMMUNICATIONS, or the Assets.

7.  SURVIVAL; INDEMNIFICATION.

    7.1.   Survival of Representations and Warranties.

          (a) The representations and warranties of SCANA and SCANA COMMUNICATIONS contained in this Agreement (including the Exhibits and Schedules hereto) shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of SCANA or SCANA COMMUNICATIONS with respect to such representations and warranties shall be reduced by any investigation made at any time by or on behalf of ITC. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by ITC to SCANA and/or SCANA COMMUNICATIONS, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

           (b) The representations and warranties of ITC contained in this Agreement (including the Exhibits and Schedules hereto) shall survive the Closing until the second anniversary of the Closing Date. Neither the period of survival nor the liability of ITC with respect to ITC's representations and warranties shall be reduced by any investigation made at any time by or on behalf of SCANA or SCANA COMMUNICATIONS. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by SCANA or SCANA COMMUNICATIONS to ITC, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     7.2.  Indemnification.

           7.2.1. Indemnification by SCANA and SCANA COMMUNICATIONS.

           ITC, its successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of ITC and its successors and assigns shall be indemnified and held harmless by SCANA and SCANA COMMUNICATIONS for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them), (hereinafter, individually, a "Loss" and, collectively "Losses"), arising out of or resulting from (i) the breach of any representation or warranty made by SCANA or SCANA COMMUNICATIONS contained in the Agreement, or (ii) the breach of any covenant or agreement by SCANA or SCANA COMMUNICATIONS contained in the Agreement.

           7.2.2. Indemnification by ITC.

           SCANA and SCANA COMMUNICATIONS, and their respective successors and assigns, and the stockholders, officers, directors, employees, Affiliates and agents of SCANA, SCANA COMMUNICATIONS, and their respective successors and assigns shall be indemnified and held harmless by ITC for any and all Losses actually suffered or incurred by them, arising out of or resulting from (i) the breach of any representation or warranty made by ITC contained in the Agreement, or (ii) the breach of any covenant or agreement by ITC contained in the Agreement.

           7.2.3. Contribution.

           To the extent that the undertakings set forth in this Section 7.2 may be unenforceable, each party, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the other party or parties, as applicable.

           7.2.4. Conditions of Indemnification.

           (a) An indemnified party shall give the party from whom indemnification is sought notice of any matter that an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this
Section 7.2 except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Section 7.2.

           (b) The obligations and Liabilities of an indemnifying party under this Section 7.2 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 7.2 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this
Section 7.2 except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Section 7.2. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its reasonable discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials, and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, pertinent records, materials, and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other.

           7.2.5. Limitations on Indemnification.

           Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses that may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in this Section 7.2 shall be an amount equal to the Purchase Price.

8.   TERMINATION AND WAIVER.

     8.1.  Termination.

           This Agreement may be terminated at any time prior to the Closing:

           (a) by ITC if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect with respect to SCANA and its Subsidiaries (taken as a whole), SCANA COMMUNICATIONS, or the Assets; (ii) any representation or warranty of SCANA or SCANA COMMUNICATIONS contained in this Agreement shall not have been true and correct in all material respects when made; (iii) SCANA or SCANA COMMUNICATIONS shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or

(iv) SCANA or SCANA COMMUNICATIONS makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against SCANA or SCANA COMMUNICATIONS seeking to adjudicate any of the a bankrupt or insolvent, or seeking liquidation, winding up, or reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any Law relating to bankruptcy, insolvency, or reorganization; or

           (b) by SCANA or SCANA COMMUNICATIONS, if between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect with respect to ITC and its Subsidiaries (taken as a whole); (ii) any representation or warranty of ITC contained in this Agreement shall not have been true and correct in all material respects when made; (iii) ITC shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iv) ITC makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against ITC seeking to adjudicate any of the a bankrupt or insolvent, or seeking liquidation, winding up, or reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any Law relating to bankruptcy, insolvency, or reorganization; or

           (c) by SCANA, SCANA COMMUNICATIONS, or ITC if the Closing shall not have occurred on or prior to June 30, 1997; or

           (d) by SCANA, SCANA COMMUNICATIONS, or ITC in the event that any Governmental Authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; or

           (e) by the mutual written consent of SCANA, SCANA COMMUNICATIONS and ITC.

     8.2.  Effect of Termination.

           In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     8.3.  Waiver.

           Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

9.   MISCELLANEOUS.

     9.1.  Expenses.

           Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     9.2.  Notices.

           All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):


           if to ITC:
           ----------

           ITC Holding Company, Inc.
           1239 O. G. Skinner Drive
           West Point, Georgia 31833
           Telecopy:    706/643-5067
           Attention:  William H. Scott, III
                       President

           with a copy (which shall not constitute notice) to:

           ITC Holding Company, Inc.
           4717 Dolphin Lane
           Alexandria, Virginia 22309
           Telecopy:    703/619-9720
           Attention:   Kimberley E. Thompson
                        Vice President and General Counsel

           if to SCANA or SCANA COMMUNICATIONS:
           ------------------------------------

           SCANA Corporation
           1426 Main Street
           Columbia, South Carolina 29201
           Telecopy:    803/748-3336
           Attention:  Kevin Marsh

           with a copy (which shall not constitute notice) to:

           SCANA Corporation
           1426 Main Street
           Columbia, South Carolina  29201
           Telecopy:    803/748-3336
           Attention:  H. T. Arthur, II

     9.3.  Public Announcements.

           No party to this Agreement shall make, or cause to be made, a press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any press release or public announcement; provided, however, that with respect to any disclosure required by Law or by a listing agreement with Nasdaq or any national securities exchange to which ITC, SCANA, or SCANA COMMUNICATIONS is a party, the party required to make such disclosure shall use its best efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

     9.4.  Headings.

           The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.5.  Severability.

           If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    9.6.  Entire Agreement.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among ITC, SCANA, and SCANA COMMUNICATIONS with respect to the subject matter hereof.

    9.7.  Assignment.

          This Agreement may not be assigned by operation of Law or otherwise without the express written consent of SCANA, SCANA COMMUNICATIONS and ITC (which consent may be granted or withheld in the sole discretion of SCANA, SCANA COMMUNICATIONS or ITC).

    9.8.  No Third Party Beneficiaries.

          Except for the provisions of Section 3.5 (relating to piggyback registration rights) and Section 7 (relating to indemnified parties), this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

    9.9.  Amendment.

          This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, SCANA, SCANA COMMUNICATIONS and ITC, or (b) by a waiver in accordance with Section 8.3.

    9.10. Governing Law.

          This Agreement shall be governed by the laws of the State of South Carolina (excluding the choice of law provisions thereof).

    9.11. Counterparts.

          This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

    9.12. Specific Performance.

          The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                    SCANA:
                    -----

                    SCANA CORPORATION

                    By: /s/ K. B. Marsh
                       ----------------------------------------------
                    Name: K. B. Marsh
                         --------------------------------------------
                    Title: Vice President and Chief Financial Officer
                          -------------------------------------------

                    SCANA COMMUNICATIONS:
                    --------------------

                    SCANA COMMUNICATIONS, INC.

                    By: /s/ K. B. Marsh
                       ----------------------------------------------
                    Name: K. B. Marsh
                         --------------------------------------------
                    Title: Vice President and Chief Financial Officer
                          -------------------------------------------

                    ITC:
                    ---

                    ITC HOLDING COMPANY, INC.

                    By: /s/ William H. Scott, III
                       -------------------------------------
                    Name: William H. Scott, III
                         -----------------------------------
                    Title: President
                          ----------------------------------

                                    EXHIBIT 1

                                   DEFINITIONS


         "Action" means any claim, action, suit, arbitration, inquiry,
          ------
proceeding, or investigation by or before any Governmental Authority.

         "Additional Shares" shall have the meaning specified in Section 2.2(c)
          -----------------
of the Agreement.

         "Affiliate" means, with respect to any Person, any other Person that
          ---------
directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

         "Agreement" shall mean this Sale and Purchase Agreement among SCANA
          ---------
Corporation, SCANA COMMUNICATIONS, Inc., and ITC Holding Company, Inc., including all Schedules and Exhibits hereto.

         "Assets" shall have the meaning specified in Section 2.1 of the
          ------
Agreement.

         "Certificate of Designation" means the ITC Holding Company, Inc.
          --------------------------
Certificate of Designation setting forth the terms of the Preferred Stock, substantially in the form of Exhibit 3 to the Agreement.

         "Closing" means the closing of the transactions contemplated by the
          -------
Agreement.

         "Closing Date" means the date on which the Closing takes place.
          ------------

         "Common Stock" means the Common Stock of ITC Holding Company, Inc.
          ------------

         "Control" (including the terms "Controlled by" and "under common
          -------
Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise (including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person).

         "Current Market Price" shall mean, as of a particular date, the average
          --------------------
of the high bid and low asked prices per share of ITC's Common Stock in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or such other exchange or inter-dealer quotation system on which ITC's Common Stock is principally traded or authorized to be quoted, or, if ITC's Common Stock is not so traded or authorized to be quoted on any such exchange or inter-dealer quotation system, then the price per share of ITC's Common Stock most recently designated by the Board of Directors as the "fair market value" thereof for purposes of granting incentive stock options.

         "Earn Out" shall have the meaning specified in Section 2.2(c) of the
          --------
Agreement.

         "Encumbrances" mean any mortgage, pledge, lien, claim, security
          ------------
interest, agreement, restriction, defect in title, easement, encumbrance, or charge.

         "Governmental Authority" means any agency, board, bureau, court,
          ----------------------
commission, department, instrumentality or administration of the United States government, any state government, or any local or other governmental body in a state, territory, or possession of the United States or the District of Columbia.

         "Governmental Order" means any order, writ, judgment, injunction,
          ------------------
decree, stipulation, determination, or award entered by or with any Governmental Authority.

         "Gulf States" means Gulf States FiberNet, a Georgia general partnership
          -----------

         "Gulfstates Transmissions" means Gulfstates Transmission Systems,
          ------------------------
Inc., a Delaware corporation.

         "Hart-Scott-Rodino" means the Hart-Scott-Rodino Antitrust Improvements
          -----------------
Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "ITC" means ITC Holding Company, Inc., a Delaware corporation.
          ---

         "Laws" means all foreign, federal, state and local statutes, laws,
          ----
ordinances, regulations, rules, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including, without limitation, environmental laws).

         "Liabilities" means any and all debts, liabilities, and obligations,
          -----------
whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law, Governmental Order, Action, contract, agreement, arrangement, commitment, or undertaking.

         "Loss" shall have the meaning specified in Section 7.2.1 of the
          ----
Agreement.

         "Material Adverse Effect" means any circumstance, change in, or effect
          -----------------------
on the specified company (together with any Subsidiaries thereof) that, individually or in the aggregate with any other circumstances, changes therein, or effects thereon: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or Liabilities, prospects, results of operations, or financial condition of such company (together with any Subsidiaries thereof), taken as a whole, or (b) would reasonably be expected to materially adversely affect the ability of such company, together with any Subsidiaries thereof (taken as a whole), to operate or conduct the business(es) thereof in the manner in which it is (they are) currently operated or conducted or contemplated to be operated or conducted.

         "Note" shall have the meaning specified in Section 2.2 of the Agreement
          ----

         "Person" means any individual, partnership, limited liability company,
          ------
firm, corporation, association, trust, unincorporated organization, or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Piggyback Registration" shall have the meaning specified in Section
          ----------------------
3.5.1 of the Agreement.

         "Preferred Stock" shall have the meaning specified in Section 2.2(a)
          ---------------
of the Agreement.

         "Purchase Price" shall have the meaning specified in Section 2.2 of
          --------------
the Agreement.

         "Release" shall have the meaning specified in Section 3.16 of the
          -------
Agreement.

         "Restated Certificate of Incorporation" means the ITC Holding Company,
          -------------------------------------
Inc. Restated Certificate of Incorporation, substantially in the form of Exhibit 3 to the Agreement.

         "SCANA" means SCANA Corporation, a South Carolina corporation.
          -----

         "SCANA COMMUNICATIONS" means SCANA COMMUNICATIONS, Inc., a South
          --------------------
Carolina corporation.

         "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

         "Securities" shall have the meaning specified in Section 3.5.1 of the
          ----------
Agreement.

         "Shares" shall have the meaning specified in Section 2.2(a) of the
          ------
Agreement.

         "Subsidiary" means an entity of which at least a majority of either the
          ----------
outstanding equity interests or the outstanding voting securities, are owned, directly or indirectly, by another corporation or other entity.

         "Third Party Claims" shall have the meaning specified in Section
          ------------------
7.2.4(b) of the Agreement.

         "U.S. GAAP" means the United States generally accepted accounting
          ---------
principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                                   EXHIBIT 2

                                    ASSETS

                                   EXHIBIT 5

                           PURCHASE PRICE ALLOCATION


Summary of Purchase Price

ITC Holding Company  Preferred Equity          $17,946,529
Purchase Money Note                            $ 9,964,091
Earn Out                                         ?

Total Purchase Price                           $27,910,620 + Earn Out
                                               -----------


Purchase Price Allocation

GSFN Partnership Interest                      $16,960,100 + Earn Out
Georgia Fiber Assets                           $10,950,520
                                               -----------

Total Purchase Price                           $27,910,620 + Earn Out
                                               -----------


                                     - 6 -